Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Barbara Brungess
Vice President, Corporate & Investor Relations
610-727-7199
bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN ELECTS ORNELLA BARRA TO ITS BOARD OF DIRECTORS

VALLEY FORGE, PA, January 16, 2015 — AmerisourceBergen Corporation (NYSE: ABC) today announced that Ornella Barra, Executive Vice President of Walgreens Boots Alliance, Inc. (Walgreens Boots Alliance) (NASDAQ: WBA) and President and Chief Executive of Global Wholesale and International Retail has been elected to its Board of Directors, effective immediately.  Ms. Barra has been appointed by the Board to fill the vacancy created by Gregory D. Wasson’s resignation from the Company’s Board on January 9, 2015 following Mr. Wasson’s retirement from Walgreens Boots Alliance.  Ms. Barra has not been appointed to serve on any committees of the Board.

Walgreens Boots Alliance is entitled to designate a director (including any successor director to fill an unexpired term) to the AmerisourceBergen Board of Directors as part of its strategic long-term relationship with the Company.

“We are very pleased to have Ornella join the AmerisourceBergen Board of Directors,” said Richard C. Gozon, Chairman of the Board of AmerisourceBergen.  “Her extensive experience in wholesale pharmaceutical distribution and international health and pharmaceutical retail industries and strategic insight will be an asset to our Board, particularly as we continue to grow our global operations.  Ms. Barra also provides a valuable perspective on our strategic relationship and collaboration with Walgreens Boots Alliance.”  Commenting on Mr. Wasson’s resignation from AmerisourceBergen’s Board, Mr. Gozon said “Mr. Wasson has garnered tremendous respect from the Board during his tenure and the Board wishes to thank him for his contributions to the continuing success of AmerisourceBergen.”

“I am thrilled to have Ornella join our Board of Directors,” added Steven H. Collis, President and Chief Executive Officer of AmerisourceBergen.  “She has a deep understanding of the needs of our customers, including pharmacists, and the demands of running a global enterprise.  I am confident that Ornella will contribute in countless ways as we continue to advance AmerisourceBergen’s strategic goals and objectives.”

Ms. Barra is currently serving as Executive Vice President of Walgreens Boots Alliance and President and Chief Executive of Global Wholesale and International Retail. Prior to this, she was Chief Executive Wholesale and Brands of Alliance Boots. Ms. Barra had previously been Chief Executive of  the Pharmaceutical Wholesale Division of Alliance Boots (from January 2009 to September 2013), and before that, Wholesale & Commercial Affairs Director. In her role, she was responsible for the Pharmaceutical Wholesale Division as well as the overall development of International Health & Beauty and Brands of Alliance Boots.  Ms. Barra is Chairman of the International Federation of Pharmaceutical Wholesalers (IFPW) and is also a member of the Board of Directors of Assicurazioni Generali.  Ms. Barra began her career as a pharmacist in Italy and is Honorary Professor at the University of Nottingham School of Pharmacy.

About AmerisourceBergen

AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. With services ranging from drug distribution and niche premium logistics to reimbursement and pharmaceutical consulting services, AmerisourceBergen delivers innovative programs and solutions across the pharmaceutical supply channel. With nearly $120 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 14,000 people. AmerisourceBergen is ranked #28 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

AmerisourceBergen’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: changes in pharmaceutical market growth rates; price inflation in branded and generic pharmaceuticals and price deflation in generics; declining economic conditions, increased costs of maintaining, or reductions in AmerisourceBergen’s ability to maintain, adequate liquidity and financing sources, and interest rate and foreign currency exchange rate fluctuations; the disruption of AmerisourceBergen’s cash flow and ability to return value to its stockholders in accordance with its past practices, disruption of or changes in vendor, payer and customer relationships and terms, and the reduction of AmerisourceBergen’s operational, strategic or financial flexibility; volatility and disruption of the capital and credit markets; economic, business, competitive and/or regulatory developments in countries where AmerisourceBergen does business and/or operates outside of the United States; supplier bankruptcies, insolvencies or other credit failures; customer bankruptcies, insolvencies or other credit failures; the loss of one or more key customer or supplier relationships resulting in changes to the customer or supplier mix; the retention of key customer or supplier relationships under less favorable economics or the adverse resolution of any contract or other dispute with customers or suppliers; risks associated with the strategic, long-term relationship between Walgreens Boots Alliance, Inc. (including its subsidiaries Walgreen Co. and Alliance Boots GmbH) and AmerisourceBergen, including the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of the transaction documents among the parties (including, among others, the distribution agreement or the generics agreement), an impact on AmerisourceBergen’s earnings per share resulting from the issuance of the warrants to subsidiaries of Walgreens Boots Alliance, Inc., an inability to realize anticipated benefits (including benefits resulting from participation in the Walgreens Boots Alliance Development GmbH joint venture), AmerisourceBergen’s inability to implement its hedging strategy to mitigate the potentially dilutive effect of the issuance of its common stock under its special share repurchase program due to its financial performance, the current and future share price of its common stock, its expected cash flows, competing priorities for capital, and overall market conditions; increasing governmental regulations regarding the pharmaceutical supply channel; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances, federal and state prosecution of alleged violations of related laws and regulations, and any related litigation, including shareholder derivative lawsuits or other disputes relating to our distribution of controlled substances; changes in federal and state legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare, and the effect of such changes on AmerisourceBergen’s customers; frequent changes to laws and regulations in respect of healthcare fraud and abuse and the increased scrutiny of the federal government related thereto; qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services and any related litigation, including shareholder derivative lawsuits; the acquisition of businesses that do not perform as AmerisourceBergen expects or that are difficult for it to integrate or control or AmerisourceBergen’s inability to successfully complete any other transaction that it may wish to pursue from time to time; risks associated with international business operations, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; risks generally associated with the sophisticated information systems on which AmerisourceBergen relies, including significant breakdown or interruption of such systems; risks generally associated with data privacy regulation and the international transfer of personal data; changes in tax laws or legislative initiatives that could adversely affect AmerisourceBergen’s tax positions and/or AmerisourceBergen’s tax liabilities or adverse resolution of challenges to AmerisourceBergen’s tax positions; natural disasters or other unexpected events that affect AmerisourceBergen’s operations; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting AmerisourceBergen’s business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) and Item 1 (Business) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and elsewhere in that report and (ii) in other reports.

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